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                                                                    EXHIBIT 4(v)

   To subscribe to Units, you must complete, sign, date and deliver one copy of this Subscription Agreement and the enclosures set forth below to the District Controller for the district in which you are employed.
                    SUBSCRIPTION AGREEMENT -- CASH PURCHASE

United Parcel Service of America, Inc.
55 Glenlake Parkway, NE
Atlanta, GA 30328
Attn: SHAREOWNER RELATIONS

Gentlemen:

   1. Purchase of Shares. I hereby subscribe to (not less than 20 nor more than 10,000 units together with units subscribed to by a trustee or custodian of my
individual retirement account)         Units, each consisting of 1 share of
United Parcel Service of America, Inc. ("UPS") Common Stock and 1/4 share of Overseas Partners, Ltd. ("Overseas") Capital Stock, except as may be provided below. If such number of units is not evenly divisible by four, UPS may, at its option, (i) reject this subscription in full; (ii) notify you and allow you to remit such additional amount to yield a whole share of Overseas Capital Stock ("Additional Overseas Shares"); or (iii) fulfill this subscription for the purchase of the whole number of shares of Overseas Capital Stock included in the units and for which payment has been received and refund any excess monies to you. Currently, UPS intends to reject subscriptions for fractional amounts.

   I enclose a check or money order payable to the order of "United Parcel
Service of America, Inc." in the amount of $        , which equals (a) the
product of the number of units subscribed to hereby multiplied by the sum of (i) the Current Price of a UPS share (as determined from the most recent UPS Shareowners Letter) and (ii) one-fourth of the Current Price of an Overseas share (i.e. one-fourth of the Book Value of an Overseas Share as determined from Overseas' most recently published Annual Report to Shareowners).

   2. Election. I understand that the Units consist of 1 UPS share and 1/4 share of Overseas. In the event that there are not enough UPS or Overseas shares available to satisfy my subscription for such shares contained in the Units, I hereby authorize UPS to do the following: (please check one box)

   / / To substitute for such unavailable UPS or Overseas shares, any available shares equal to the value of unavailable shares and return to me any amount, without interest, of the subscription relating to any fractional amount of available shares that would result from such substitution; or

   / / To fill my subscription for Units with the available shares allocable to such Units and return to me the amount, without interest, of the subscription allocable to unavailable shares; or

   / / To cancel my Subscription Agreement return to me my check or money order, without interest.

   3. Authorizations and Delivery Instructions. I hereby authorize UPS, as my agent, to do the following:

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        (a)  to deliver the UPS shares to which I have subscribed (the "UPS Shares") to First Fidelity Bank, N.A. ("Fidelity"), as
             Trustee of the UPS Managers Stock Trust, as amended and restated, and the UPS Employees Stock Trust to enable the
             Trustee to hold the UPS Shares in accordance with the applicable stock trust; and
        (b)  to deliver the Overseas shares to which I have subscribed (the "Overseas Shares") to Fidelity, as Custodian, to be
             held for my benefit as more fully described in the Prospectus.
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   4. Agreement Concerning UPS's Right to Repurchase Overseas Shares. I hereby grant to UPS the right to repurchase the Overseas Shares (and any shares of
Overseas Capital Stock issued as dividends on or in stock splits or reclassifications of the Overseas Shares, and any other securities or property delivered as distributions of the Overseas Shares all of which are referred to collectively as the "Resulting Securities") following my retirement, death or other termination of employment with UPS or any of its subsidiaries. If I beneficially own less than 500 shares of Overseas Capital Stock at the time of my retirement, death or other termination of employment with UPS or any of its subsidiaries, then UPS may exercise this right to repurchase all or a portion of the Overseas Shares and any Resulting Securities at any time within a period of three years following termination. If I beneficially own 500 or more shares of
Overseas Capital Stock at the time of my retirement, death or other termination of employment, then for a period of thirteen years from such termination UPS may exercise its right to repurchase a cumulative annual amount of ten percent of the Overseas Shares and any Resulting Securities. The purchase price per share to be paid by UPS upon the exercise of the foregoing right to purchase shall be that provided in Bye-Law Number 40(13) of the Bye-Laws of Overseas. The rights conferred hereunder shall be in addition to and not in limitation of UPS's rights to repurchase shares of Overseas Capital Stock contained in the Bye-Laws of Overseas. I understand that the foregoing rights of UPS are more fully described in the Prospectus and I am familiar with such description therein.

   I agree that any transferee of the Overseas Shares and any Resulting Securities including, without limitation to purchasers, donees, heirs, legatees and personal representatives and any subsequent transferee of those Shares, will acquire and hold such Shares and Resulting Securities subject to the rights of UPS described in the foregoing paragraph. In addition to any other legend required by Overseas' Bye-Laws, UPS and Overseas shall have the right to place a legend on certificates representing the Overseas Shares and any Resulting Securities which describes UPS's right of repurchase under this Subscription Agreement.

   5. Further Provisions. I further acknowledge and agree that:

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        (a)  My subscription is not subject to transfer or assignment by me;
        (b)  UPS has the right, at its sole discretion, to accept or reject my submission;
        (c)  My subscription will become binding upon UPS only upon acceptance by UPS;
        (d)  My rights with respect to refund of the payment I have made and to interest, if any, on funds held by UPS pending delivery of shares, withdrawal or rejection of my subscription are as set forth in the Prospectus;
        (e)  The units, including the Additional Overseas Share, to which I have subscribed will be sold to me at the Current
             Prices in effect at the time my subscription is accepted by UPS, which may be greater or less than the Current Prices in effect at the date of this Agreement, and my rights with respect to a change in the Price of units, including
             Additional Overseas Shares, are as set forth in the Prospectus;
        (f)  Upon acceptance by UPS, this Subscription Agreement shall be binding upon and inure to the benefit of my heirs, executors, administrators, and personal representatives;
        (g)  I have read the Prospectus and I am familiar with its terms; and
        (h)  If I have not yet executed and delivered to UPS a UPS Managers Stock Trust (as amended and restated) Deposit
             Agreement ("Managers Deposit Agreement") in connection with an award under the UPS Managers Incentive Plan, or a UPS
             Employees Stock Trust Deposit Agreement ("Employees Deposit Agreement"), I enclose herewith a properly executed
             Managers Deposit Agreement or Employees Deposit Agreement with respect to the UPS shares included in the units to which I have subscribed and authorize UPS to deliver such Agreement to the Trustee.
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NOTE: All items below except the signature of the eligible employee and witness must be printed or typed.
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
                    /                        /
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                       Social Security No.                            Full name of eligible employee

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         Account Number                   Work Phone Number              Home address of eligible
                                                                                 employee

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             Date                             Location                   City, State and Zip Code

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      Witness (an officer, District Manager, or Equivalent)           Signature of eligible employee
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